Purple Media Contact: Laura Finlayson Avalanche Strategic Communications One University Plaza, Suite 407 Hackensack, New Jersey 07601 email: laura@avalanchepr.com phone: 201-488-0049

PURPLE BEVERAGE COMPANY CLOSES NEXT ROUND OF FINANCING

RAISES APPROXIMATELY $3.5 MILLION IN EQUITY FINANCING

Fort Lauderdale, FL (April 4, 2007) - Purple Beverage Company, Inc. (OTCBB: PPBV), maker of the all-natural antioxidant-rich beverage, PURPLE, today announced that it has received approximately $3.5 million in a second round of financing. As part of the financing, Purple Beverage Company extended to its existing warrant holders an enhanced and time-limited opportunity to exercise warrants at a reduced price of $1.25 and received approximately $1.2 million from those exercises. Purple Beverage Company also sold approximately 1.35 million shares of its common stock to eight investors at $1.40 per share, for additional gross proceeds of approximately $2.3 million. Purple Beverage Company used one million dollars of proceeds to retire a short-term bridge loan.

Ted Farnsworth, President and Chief Executive Officer of Purple Beverage Company, said: “We are pleased to have closed a second round of financing that will allow us to strengthen the distribution of PURPLE and to continue its roll-out into new markets.” Mr. Farnsworth continued, “This additional financing evidences the confidence in our company by our current stockholders and enhances our ongoing efforts to grow the business, as well as our commitment to all of our stockholders who allow us to make PURPLE a success.”

None of the shares of common stock issued upon the exercise of the warrants, the additional warrants granted, the shares of common stock underlying the additional warrants, and the shares of common stock issued in the financing has been registered under the Securities Act of 1933. Purple Beverage Company plans to register certain shares of its common stock. However, until then, these shares and warrants may not be offered or sold in the United States, except pursuant an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock to be issued upon exercise of the warrants. The private placement was made by the Company through Palladium Capital Advisors, LLC, Member FINRA, and any opportunity to participate in the private placement was available to a very limited group of accredited investors. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Purple Beverage Company, Inc.

Purple is a unique and tasty blend of seven of the world’s most powerful antioxidant-rich juices, including the exotic açai berry, black cherry, pomegranate, black currant, purple plum, cranberry, and blueberry. The health benefits of these juices are packed into an all-natural, no-sugar added beverage that is perfect as an on-the-go drink or as part of a healthy fruit smoothie. Since debuting in late 2007, Purple has been praised by such high-profile publications as Health Magazine and Family Circle.

Additionally, because adding alcohol to antioxidant-rich berries increases their antioxidant capacity - a fact confirmed by researchers from the United States Department of Agriculture and by a study by researchers at Kasetsart University in Thailand - Purple is becoming one of the most popular antioxidant cocktail trends in nightclubs and lounges.

Purple can be found in select GNC stores across the country, as well as in restaurants, bars, nightclubs, delis, drug stores, health food stores, supermarkets, and convenience stores For more information, visit www.drinkpurple.com.

Cautionary Statement Regarding Forward-Looking Statements

Information provided by Purple Beverage Company, Inc., such as online or printed documents, publications or information available via Purple Beverage Company’s website, contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause Purple Beverage Company’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing.

Contacts:
Media Relations:	Investor Relations:
Avalanche Strategic Communications	Innercomm Investor Relations
Laura Finlayson, 201-488-0049	Kasia Moshier, 877-305-1161
Laura@avalanchepr.com	Kasia@innercomm.com

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